EXHIBIT 32.
CERTIFICATIONS FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with Amendment No. 1 to its quarterly report on Form 10-Q/A of The Management Network Group, Inc., for the period ended July 1, 2006 (the “Amended Report”) as filed with the Securities and Exchange Commission as of the date hereof, I, Richard P. Nespola, Chairman, President and Chief Executive Officer of the registrant hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
1. this Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in this Amended Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for and as of the end of such quarter.

Date: May 15, 2007

By:	/s/ Richard P. Nespola Chairman, President and Chief Executive Officer
In connection with Amendment No.1 to its quarterly report on Form 10-Q/A of The Management Network Group, Inc., for the period ended July 1, 2006 (the “Amended Report”) as filed with the Securities and Exchange Commission as of the date hereof, I, Donald E. Klumb, Chief Financial Officer and Treasurer of the registrant hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
1. this Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in this Amended Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for and as of the end of such quarter.

Date: May 15, 2007

By:	/s/ Donald E. Klumb Chief Financial Officer and Treasurer